                                 AMENDMENT NO. 2
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT


        AMENDMENT NO. 2 to Investment Management Agreement ("Amendment No. 2"), dated as of December 31, 1998, between EQ Advisors Trust, a Delaware business trust (the "Trust") and EQ Financial Consultants, Inc., a Delaware corporation ("EQ Financial")

        The Trust and EQ Financial agree to modify and amend the Investment Management Agreement (the "Original Agreement") dated as of April 14, 1997 between them, as amended by Amendment No. 1, dated as of December 9, 1997 (the Original Agreement, together with such Amendment, the "Agreement") as follows:

        1. New Portfolios. The Trust hereby appoints EQ Financial as the investment manager of the MFS Growth with Income Portfolio, the EQ/Evergreen Foundation Portfolio and the EQ/Evergreen Portfolio (the "New Portfolios) on the terms and conditions contained in the Agreement.

        2. Duration of Agreement.

           (a) With respect to each Portfolio specified in Appendix A to the Original Agreement, the Agreement will continue in effect until April 14, 1999 and may be continued thereafter pursuant to subsection (d) below.

           (b) With respect to the JPM Core Bond Portfolio, the BT Small Company Index Portfolio, the BT International Index Portfolio and the BT Equity 500 Index Portfolio, the Agreement will continue in effect until December 9, 1999 and may be continued thereafter pursuant to subsection (d) below.

           (c) With respect to the New Portfolios, the Agreement will continue in effect until December 31, 2000 and may be continued thereafter pursuant to subsection (d) below.

           (d) With respect to each Portfolio this Agreement shall continue in effect annually after the date specified in subsection (a), (b) or (c), as the case may be, only so long as such continuance is specifically approved at least annually either by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, provided that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

        3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which EQ Financial is appointed as the investment manager, is hereby replaced in its entirety by Appendix A attached hereto.

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

        4. Appendix B. Appendix B to the Agreement, setting forth the fees payable to EQ Financial with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

        5. Year 2000 Preparedness. EQ Financial warrants and represents that The Equitable Life Assurance Society of the United States ("Equitable"), EQ Financial's sole shareholder, has adopted a written plan (the "Plan"), for Year 2000 compliance for the correct operation of its computer systems and the computer systems, if any, of its subsidiaries, including EQ Financial (the "Equitable Computer Systems"), that the Plan provides for the identification, testing and, where appropriate, upgrading of the Equitable Computer Systems in accordance with reasonable industry standards, so that both the Equitable Computer Systems and their interfaces with third party computer systems will function accurately and without interruption before, during and after December 31, 1999, that Equitable is actively in the process of implementing the Plan and that EQ Financial presently has no reason to believe that the Equitable Computer Systems and their interfaces with third party computer systems will not be able to function accurately and without interruption before, during and after such date. EQ Financial covenants that Equitable will continue to implement the Plan and take such other steps in a commercially reasonable manner as may be necessary and appropriate to be Year 2000 compliant in a timely and efficient manner and will notify the Trust of any Year 2000 compliance problems and the nature thereof on or before September 1, 1999 if EQ Financial determines that the Equitable Computer Systems are not or is not likely to be Year 2000 compliant in a timely and efficient manner. The failure of the Equitable Computer Systems to be Year 2000 compliant shall not be deemed to be a force majeure event or provide a defense to performance hereunder.

        Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.


      EQ ADVISORS TRUST                     EQ FINANCIAL CONSULTANTS, INC.


      By:                                   By:
         ------------------------------        ------------------------------
         Peter D. Noris                        Michael S. Martin
         President and Trustee                 Chairman of the Board and
                                               Chief Executive Officer

                                   APPENDIX A
                                       TO
                                 AMENDMENT NO. 2
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT


                                   Portfolios
                                   ----------

Portfolios In Original Agreement:
---------------------------------

         EQ/Putnam Balanced Portfolio
         EQ/Putnam Growth & Income Value Portfolio
         EQ/Putnam International Equity Portfolio
         EQ/Putnam Investors Growth Portfolio
         Merrill Lynch Basic Value Equity Portfolio
         Merrill Lynch World Strategy Portfolio
         MFS Emerging Growth Companies Portfolio
         MFS Research Portfolio
         Morgan Stanley Emerging Markets Equity Portfolio
         T. Rowe Price Equity Income Portfolio
         T. Rowe Price International Stock Portfolio
         Warburg Pincus Small Company Value Portfolio

Portfolios Added by Amendment No. 1:
------------------------------------

         BT Equity 500 Index Portfolio
         BT International Equity Index Portfolio
         BT Small Company Index Portfolio
         JPM Core Bond Portfolio
         Lazard Large Cap Value Portfolio
         Lazard Small Cap Value Portfolio

Portfolios Added by Amendment No. 2:
------------------------------------

         EQ/Evergreen Foundation Portfolio
         EQ/Evergreen Portfolio
         MFS Growth with Income Portfolio

                                   APPENDIX B
                                       TO
               AMENDMENT NO. 2 TO INVESTMENT MANAGEMENT AGREEMENT


        The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

Portfolio                                          Management Fee
---------                                          --------------
BT Equity 500 Index Portfolio                      .25% of the Portfolio's average daily net assets
BT International Equity Index Portfolio            .35% of the Portfolio's average daily net assets
BT Small Company Index Portfolio                   .25% of the Portfolio's average daily net assets
EQ/Evergreen Foundation Portfolio                  .63% of the Portfolio's average daily net assets
EQ/Evergreen Portfolio                             .75% of the Portfolio's average daily net assets
EQ/Putnam Balanced Portfolio                       .55% of the Portfolio's average daily net assets.
EQ/Putnam Growth & Income Value Portfolio          .55% of the Portfolio's average daily net assets.
EQ/Putnam International Equity Portfolio           .70% of the Portfolio's average daily net assets.
EQ/Putnam Investors Growth Portfolio               .55% of the Portfolio's average daily net assets.
JPM Core Bond Portfolio                            .45% of the Portfolio's average daily net assets.
Lazard Large Cap Value Portfolio                   .55% of the Portfolio's average daily net assets.
Lazard Small Cap Value Portfolio                   .80% of the Portfolio's average daily net assets.
Merrill Lynch Basic Value Equity Portfolio         .55% of the Portfolio's average daily net assets.
Merrill Lynch World Strategy Portfolio             .70% of the Portfolio's average daily net assets.
MFS Growth with Income Portfolio                   .55% of the Portfolio's average daily net assets.
MFS Emerging Growth Companies Portfolio            .55% of the Portfolio's average daily net assets.
MFS Research Portfolio                             .55% of the Portfolio's average daily net assets.
Morgan Stanley Emerging Markets Equity Portfolio   1.15% of the Portfolio's average daily net assets.
T. Rowe Price Equity Income Portfolio              .55% of the Portfolio's average daily net assets.
T. Rowe Price International Stock Portfolio        .75% of the Portfolio's average daily net assets.
Warburg Pincus Small Company Value Portfolio       .65% of the Portfolio's average daily net assets.

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